As filed with the Securities and Exchange Commission on December 23, 2004.
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  VERSAR, INC.
             (Exact name of registrant as specified in its charter)


                    Delaware                                 54-0852979
          (State or other jurisdiction                     (IRS Employer
       of incorporation or organization)               Identification Number)


               6850 Versar Center                               22151
             Springfield, Virginia                            (Zip Code)
    (Address of Principal Executive Offices)

                                  Versar, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the plan)

           Theodore M. Prociv                           Copies to:
                President                            Elizabeth H. Noe
              Versar, Inc.                 Paul, Hastings, Janofsky & Walker LLP
           6850 Versar Center                  600 Peachtree St., Suite 2400
       Springfield, Virginia 22151                   Atlanta, GA 30308
              (703)750-3000                           (404) 815-2400
 (Name, address, including zip code, and
  telephone number, including area code,
              of agent for
                service)



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


                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       Title of Securities        Amount to be   Proposed Maximum Offering        Proposed Maximum
        to be Registered         Registered (1)     Price Per Share (2)     Aggregate Offering Price (2)  Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value      200,000              $4.19                     $838,000                       $99.00
====================================================================================================================================

(1) Common shares registered represents the estimated number of shares that will be purchased pursuant to the Versar, Inc. Employee Stock Purchase Plan. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) based on the average of the high and low sales prices ($4.19 per share) for the Registrant's common stock as quoted on the American Stock Exchange on December 22, 2004.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Bonus Award Plan Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               The following documents are incorporated herein by reference:

               (a) The Registrant's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

               (b) The Registrants quarterly reports on Form 10-Q for the quarter ended October 1, 2004 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

               (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

               (d) The description of the Registrant's common stock, par value $.01 (the "Common Stock"), which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such section.

Item 7. Exemption from Registration Claimed

               Not applicable.

Item 8.  Exhibits.

Exhibits

4.1            Versar, Inc. Employee Stock Purchase Plan

23.1           Consent of Grant Thornton, LLP

24.1           Power of Attorney (contained on signature page hereto)


Item 9.        Undertakings

               The undersigned registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on December 23, 2004.

                                            VERSAR, INC.

                                            By:    /s/ Theodore M. Prociv
                                                --------------------------------
                                                Theodore M. Prociv
                                                President and
                                                Chief Executive Officer

               We, the undersigned officers and directors of Versar, Inc., hereby severally constitute Theodore Prociv and James S. Dobbs and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Versar, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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


                  Signature                                        Title                                         Date


 /s/ Theodore M. Prociv                         Chief Executive Officer, President                         December 23, 2004
------------------------------------------      and Director
Theodore M. Prociv                              (Principal Executive Officer)


 /s/ Robert L. Durfee                           Director                                                   December 23, 2004
------------------------------------------
Robert L. Durfee


 /s/ Lawrence W. Sinnott                        Senior Vice President, Chief                               December 23, 2004
------------------------------------------      Financial Officer and Treasurer
Lawrence W. Sinnott                             (Principal Financial and Accounting
                                                Officer)


 /s/ Michael Markels, Jr.                       Director                                                   December 23, 2004
------------------------------------------
Michael Markels, Jr.


                                                Director                                                   December___, 2004
------------------------------------------
James L. Gallagher


                                                Director                                                   December___, 2004
------------------------------------------
Fernando V. Galviz


 /s/ Amoretta M. Hoeber                         Director                                                   December 23, 2004
------------------------------------------
Amoretta M. Hoeber




                                                Director                                                   December___, 2004
------------------------------------------
Paul J. Hoeper


                                                Director                                                   December 23, 2004
 /s/ Amir Metry
------------------------------------------
Amir Metry


                                                Director                                                   December___, 2004
------------------------------------------
James V. Hansen

                                INDEX TO EXHIBITS


Exhibits

4.1            Versar, Inc. Employee Stock Purchase Plan

23.1           Consent of Grant Thornton, LLP

24.1           Power of Attorney (contained on signature page hereto)